This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-30879 and to each Prospectus dated 9/17/1998 and to each Prospectus Supplement dated  9/17/1998
PRICING SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED September 17, 1998
TO PROSPECTUS DATED September 17, 1998
Pricing Supplement:     18
Dated:   3/07/2000
                                                                               .
                      Sears Roebuck Acceptance Corp.
                       Medium-Term Note Series     V
                             (Floating Rate)
                   Due at least 9 months from date of issue
                                                                               .
Principal Amount of Note:               $   70,000,000
Settlement Date (Original Issue Date):   3/15/2000
Maturity Date:                           3/17/2003
Specified Currency:                     US $
                          (If Other than U.S. Dollars, see attached)
Interest Rate Basis:                    LIBOR 3 MTH
Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA
Spread (plus or minus):            +  .20000%
Index Maturity:                    Three(3)  Month
Date Initial Interest Rate Set:    3/13/2000
Interest Reset Date(s):            Same as Interest Payment Date
Interest Determination Date(s):    Two business days prior to each coupon
                                         payment date
Calculation Agent:                 CHASE MANHATTAN BANK
Interest Payment Date(s):          17th of Mar, Jun, Sep, Dec and
                                    at Maturity March 17, 2003
Regular Record Date(s):            15 days prior to each interest
                                        payment date
Initial Interest Payment:          6/19/2000
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:           DTC
Redemption Commencement Date:      NOT APPLICABLE
                                                                               .
Redemption Price:  If a Redemption Commencement Date is specified
above, the Redemption Price shall be    -    of the principal amount
to be redeemed and shall decline at each anniversary of the Redemption
Commencement Date by    -    of the principal amount to be redeemed
until the Redemption Price is 100% of such principal amount.
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